UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2005, Cricket Communications, Inc., a wholly owned subsidiary of Leap Wireless International, Inc. (the "Company"), entered into a retention agreement with Grant A. Burton, its vice president, chief accounting officer and controller. Pursuant to the agreement, Mr. Burton will receive a retention bonus of up to $85,000, payable in three installments on the next three anniversary dates of his employment with the Company, beginning in May 2006. Each installment payment is contingent on Mr. Burton being an active employee of the Company in good standing at the time of the payment. Mr. Burton will not be entitled to any then unpaid payments if he is placed on a performance improvement plan at any time prior to the date of the final payment.

In addition to the retention bonus, Mr. Burton received an increase in his base compensation from $190,000 to $220,000 effective as of December 1, 2005. Mr. Burton is eligible for an annual cash bonus of up to thirty percent of his base compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

December 6, 2005	By:	/s/ Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel